   As filed with the Securities and Exchange Commission on September 27, 2000
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                                 HYDRIL COMPANY
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                    95-2777268
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)


   3300 NORTH SAM HOUSTON PARKWAY EAST                       77032-3411
             HOUSTON, TEXAS                                  (Zip Code)
(Address of Principal Executive Offices)



                                   ----------



                       HYDRIL COMPANY 2000 INCENTIVE PLAN
                   HYDRIL COMPANY EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                   ----------


                               MICHAEL C. KEARNEY
                   CHIEF FINANCIAL OFFICER AND VICE PRESIDENT
                                 HYDRIL COMPANY
                       3300 NORTH SAM HOUSTON PARKWAY EAST
                            HOUSTON, TEXAS 77032-3411
                     (Name and address of agent for service)

                                 (281) 449-2000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                           PROPOSED        PROPOSED MAXIMUM
                                                     AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING        AMOUNT OF
         TITLE OF SECURITIES TO BE REGISTERED         REGISTERED     PRICE PER SHARE (2)       PRICE (2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.50 per share              2,170,000(1)          $17.00           $36,890,000                 $9,739
===================================================================================================================================

(1)      Consists of 1,950,000 shares of Common Stock reserved for issuance pursuant to the Hydril Company 2000 Incentive Plan, and
         220,000 shares of Common Stock reserved for issuance pursuant to the Hydril Company Employee Stock Purchase Plan.

(2)      Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based upon the initial public offering price per share of Common
         Stock of $17.00 as set forth in the prospectus of Hydril Company relating thereto dated September 27, 2000 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

===================================================================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The documents containing the information concerning the Hydril Company 2000 Incentive Plan and the Hydril Company Employee Stock Purchase Plan, required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Hydril will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Hydril will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which Hydril Company has filed with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-31579), are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

                  (1) The Company's prospectus dated September 27, 2000 as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

                  (2) The description of the Company's Common Stock under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated September 20, 2000 as thereafter amended from time to time for the purpose of updating, changing or modifying such description.

         All documents filed by Hydril Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment or supplement to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware General Corporation Law

                  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

                  Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person whose is a director or officer at the time of such determination, (1) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum or (3) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs by independent legal counsel in a written opinion or (4) by the stockholders.

                  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officers to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

                  Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Restated Certificate of Incorporation

                  The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists as of the date of the Restated Certificate of Incorporation or as such provision may be thereafter amended, supplemented or replaced or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of the Restated Certificate of Incorporation to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Bylaws

                  The Bylaws of the Company provide that each person who at any time shall serve or shall have served as a director, officer, employee or agent of the Company, or any person who, while a director, officer, employee or agent of the Company, is or was serving at the written request of the Company (in accordance with written procedures adopted from time to time by the Board of Directors) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification and the advancement of expenses incurred by such person from the Company as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended. The Bylaws provide that this right to indemnification and the advancement of expenses is not deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors of the Company, or other arrangement.

Indemnification Agreements

                  The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements provide that the Company shall indemnify the director or officer and hold him harmless from any losses and expenses which, in type or amount, are not insured under the directors and officers' liability insurance maintained by the Company, and generally indemnify the director or officer against losses and expenses as a result of a claim or claims made against him for any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the director or officer or any of the foregoing alleged by any claimant or any claim against the director or officer solely by reason of him being a director or officer of the Company, subject to certain exclusions. The Indemnification Agreements also provide certain procedures regarding the right to indemnification and the advancement of expenses.

Underwriting Agreement

                  The Underwriting Agreement entered into by the Company in connection with its initial public offering provides for the indemnification of the directors and officers of the Company in certain circumstances.

Insurance

                  The Company has obtained a policy of liability insurance to insure its officers and directors against losses resulting from certain acts committed by them in their capacities as officers and directors of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                              Document Description

  4.1       --       Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

  4.2       --       Restated Bylaws of the Company (incorporated by reference
                     to Exhibit 3.2 of the registration statement of Hydril
                     Company on Form S-1, Registration No. 333-38954).

  4.3       --       Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

  4.4       --       Registration Rights Agreement among the Company and the
                     stockholders named therein (incorporated by reference to Exhibit 4.2 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

  4.5       --       Hydril Company 2000 Incentive Plan (incorporated by
                     reference to Exhibit 10.3 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

  4.6       --       Hydril Company Employee Stock Purchase Plan (incorporated
                     by reference to Exhibit 10.6 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

 *4.7       --       Form of First Amendment to the Hydril Company Employee
                     Stock Purchase Plan.

 *5.1       --       Opinion of Baker Botts L.L.P.

*23.1       --       Consent of Deloitte & Touche LLP.

*23.2       --       Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*24.1       --       Powers of Attorney.

----------

*        Filed herewith.


ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 27th day of September, 2000.

                            HYDRIL COMPANY


                            By: /s/ CHRISTOPHER T. SEAVER
                               ------------------------------------------------
                               Christopher T. Seaver
                               President, Chief Executive Officer and  Director


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this to Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of September, 2000.

                  SIGNATURE                                                    TITLE
      /s/ CHRISTOPHER T. SEAVER                          President, Chief Executive Officer and Director (Principal
---------------------------------------------------      Executive Officer)
         Christopher T. Seaver


                 *                                       Chief Financial Officer  and Vice President -
---------------------------------------------------      Administration (Principal Financial and Accounting
         Michael C. Kearney                              Officer)


                 *                                       Chairman of the Board
---------------------------------------------------
         Richard C. Seaver


                 *                                       Director
---------------------------------------------------
         Richard A. Archer


                 *                                       Director
---------------------------------------------------
         Jerry S. Cox


                 *                                       Director
---------------------------------------------------
         Gordon B. Crary, Jr.


                 *                                       Director
---------------------------------------------------
         Patrick T. Seaver


                 *                                       Director
---------------------------------------------------
         T. Donald Stacy


                 *                                       Director
---------------------------------------------------
         Lew O. Ward


     /s/ CHRISTOPHER T. SEAVER
----------------------------------------------------
         Name: Christopher T. Seaver
         Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
  4.1       --       Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registration statement
                     of Hydril Company on Form S-1, Registration No. 333-38954).

  4.2       --       Restated Bylaws of the Company (incorporated by reference
                     to Exhibit 3.2 of the registration statement of Hydril
                     Company on Form S-1, Registration No. 333-38954).

  4.3       --       Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the registration statement of
                     Hydril Company on Form S-1, Registration No. 333-38954).

  4.4       --       Registration Rights Agreement among the Company and the
                     stockholders named therein (incorporated by reference to
                     Exhibit 4.2 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

  4.5       --       Hydril Company 2000 Incentive Plan (incorporated by
                     reference to Exhibit 10.3 of the registration statement of
                     Hydril Company on Form S-1, Registration No. 333-38954).

  4.6       --       Hydril Company Employee Stock Purchase Plan (incorporated
                     by reference to Exhibit 10.6 of the registration statement of Hydril Company on Form S-1, Registration No. 333-38954).

 *4.7       --       Form of First Amendment to the Hydril Company Employee
                     Stock Purchase Plan.

 *5.1       --       Opinion of Baker Botts L.L.P.

*23.1       --       Consent of Deloitte & Touche LLP.

*23.2       --       Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

*24.1       --       Powers of Attorney.


----------

*        Filed herewith.